Exhibit 6.47

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CHRISTIE'S

EXPORT INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
1 World Trade Center
57 Floor
New York, NY 10007
United States

Invoice Number	[***]
Date	14/10/2026
Account Number	[***]
Paddle Number	[***]

Sale Number 25228 **Sale Title** Monsoon: The Peter Simon Collection Evening Sale **Sale Date** 14/10/2026

Lot	Description	Transaction	Amount	Key	VAT%	VAT	Total Amount
39	SAM GILLIAM (1933-2022) *Red Stanza* signed, titled and dated 'S. Gilliam 69 RED STANZA' (on the overlap) acrylic on beveled edge canvas	Hammer Premium	700,000.00 196,000.00				896,000.00
		Sub Total					
		Hammer	£ 700,000.00				£ 700,000.00
		Premium	£ 196,000.00				£ 196,000.00

Total Amount Due	£ 896,000.00
Due Date	21 October 2026

Notes:
To arrange collection and to confirm the location of your property, please contact PostSaleUK@Christies.com at least 48 hours beforehand.

PAYMENT METHODS

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record. To assist in processing your payment efficiently, please quote your sale, invoice number and account number; these may be found on your invoice.
Payments can be made in the following ways:

Online	Through your online account at www.christies.com/MyChristies or via the 'pay by link' service. For further assistance please contact Post Sale Services.
Wire Transfer	[***] Christie Manson & Woods Ltd
Credit and Debit Card	All major credit and debit cards including China Union Pay are accepted. Please refer to the payment section of the buying guide online for further information, which can be found at "www.christies.com/buying-services/buying-guide"

Payments may be made in person at Christie's or by contacting Post Sale Services.

Email	PostSaleUK@christies.com
Telephone	+44 (0)20 7752 3200
Mail	Christie's Client Service Centre, 8 King Street, St. James's, London SW1Y 6QT

Please see our Conditions of Sale for further information on buying at Christie's which can be found on our website: christies.com

Please visit our Art Finance page for further information on art-backed lending across collecting categories which can be found at www.christies.com/artfinance

Payment in full must be received in cleared funds before the property is released.

Failure to collect your property within the designated complimentary storage period from the sale date from any Christie's location will result in monthly storage charges and applicable sales tax. Please see http://www.christies.com/storagefees for further details regarding the sale site and property type.

VAT SYMBOLS AND EXPLANATION FOR AUCTIONS

A full explanation can be found at the back of our catalogues.

No Symbol	This is a UK Margin Scheme supply in accordance with S.50A of VATA 1994 and Art. 12 of SI 1995/1268. No VAT is charged on the hammer price. UK VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
†	Lot is subject to standard UK VAT rules and 20% VAT applies on both the hammer price and the buyer's premium. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
θ	No UK Vat is payable on the hammer price or the buyer's premium for qualifying zero rated items 'Books' Group 3, VATA94; 'Charities' Group 15, VATA94 and will be invoiced under UK Margin Scheme rules.
*	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 5%. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund. Goods must be exported via a controlled export using 'CPC 3153D25'.
Ω	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 20%. Customs Duty may be charged at the applicable rate. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund. Goods must be exported via a controlled export using 'CPC 3153D26'.
‡	Wine Invoiced 'out of bond'. Excise Duty as applicable is added to the hammer price and Clearance VAT at 20% is charged on the Duty inclusive hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%. UK VAT Reg buyers must be in possession of a C79 to recover Clearance VAT as input tax. Please contact Christie's Post Sale team with you UK EORI number to arrange the clearance of the goods at 20%.
‡*	Wine invoiced 'in bond'. No Excise Duty or Clearance VAT is charged on the Hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CHRISTIE'S

Mailing Address

Masterworks Gallery LLC
1 World Trade Center
57 Floor
New York, NY 10007
United States

Account [***]

Account Address

Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portfolio
1 World Trade Center
57 Floor
New York, NY 10007
United States

ACCOUNT STATEMENT

19 October 2026

ACCOUNT SUMMARY

Transaction Type	GBP
Invoices Open	896,000.00
Third Party Payments Open	(49,000.00)
Total	**847,000.00**

Disclaimer:
This is not a tax invoice. Any VAT shown is for explanatory purposes only and does not change the tax rules of the original invoice
Amounts due on this summary may not include all sales

CHRISTIE'S

Invoices

Account Number [***]
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portfolio

GBP Sale Details

Transaction Details

Sale/Item No	Lot	Description	Transaction	Taxable Amount	Tax %	Tax Amount	Open Amount
25228 (ex)	39	SAM GILLIAM (1933-2022)*Red Stanza* signed, titled and dated 'S. Gilliam 69 RED STANZA'&#...	Hammer	700,000.00			
			Premium	196,000.00			
			Installment 1	896,000.00			
			Lot Total Open				896,000.00
			Total Gross Amount			**GBP**	**896,000.00**
			Total Open Amount			**GBP**	**896,000.00**

GBP Sale Summary

Sale Date	Sale Site	Sale	Sale Title	Date Due	Open Amount
14 Oct 2026	King Street	25228	Monsoon: The Peter Simon Colle	21 Oct 2026	
14 Oct 2026	King Street	25228	Monsoon: The Peter Simon Colle	12 Apr 2027	896,000.00

(ex) Export Notice: Lots marked are expected to be exported. If this is not the case, tax treatment shown here may differ

CHRISTIE'S

Third Party Payments

Account Number [***]
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portfolio

GBP Sale Details

Transaction Details

Sale/Item No	Lot	Description	Transaction	Taxable Amount	Tax %	Tax Amount	Open Amount
25228 (ex)	39	SAM GILLIAM (1933-2022)*Red Stanza* signed, titled and dated 'S. Gilliam 69 RED STANZA'&#...	Hammer	700,000.00			
			Premium	196,000.00			
			Buyer Finance Fee	(49,000.00)			
		Successful Purchaser: Yes	Lot Total Open				(49,000.00)
			Total Gross Amount			**GBP**	**(49,000.00)**
			Total Open Amount			**GBP**	**(49,000.00)**

GBP Sale Summary

Sale Date	Sale Site	Sale	Sale Title	Date Due	Open Amount
14 Oct 2026	King Street	25228	Monsoon: The Peter Simon Colle		
14 Oct 2026	King Street	25228	Monsoon: The Peter Simon Colle	12 Apr 2027	(49,000.00)

(ex) Export Notice: Lots marked are expected to be exported. If this is not the case, tax treatment shown here may differ